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                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of Lucent Technologies Inc. of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and the first paragraph of Note 12, as to which the date is December 4, 2002 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in the Lucent Technologies Inc. Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the incorporation by reference of our report dated October 23, 2002, except for the second paragraph of Note 4, the third paragraph of Note 10 and the first paragraph of Note 12, as to which the date is December 4, 2002 relating to the financial statement schedule, which appears in such Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP

New York, New York
March 24, 2003